SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 17, 2004 Date of Report (Date of earliest event reported)
Woodhead Industries, Inc. (Exact name of registrant as specified in its charter)

Delaware	0-5971	36-1982580

(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

3 Parkway North, Suite 550, Deerfield, IL 60035 (Address of principal executive offices) (Zip Code)
847-236-9300 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 17, 2004, the Registrant’s Board of Directors approved a Management Incentive Plan (the “Plan”). The purpose of the Plan is to provide incentive awards to officers and key employees who are in a position to make a substantial contribution to the profitable growth of the company. The Plan is administered by the Corporate Management Committee under the general direction of the Human Resources Committee of the Board of Directors. For purposes of determining awards, a minimum applicable performance threshold must be achieved before any award may be paid to an employee. Once this criterion is met, awards will be calculated as the weighted average of the award earned on each measure and will vary with the performance of each employee.

Item 9.01.    Financial Statements, Pro Forma Financial Information and Exhibits.

       (c)    Exhibits.

Exhibit Number

10.1	Woodhead Industries, Inc. Management Incentive Plan

SIGNATURE

Under the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934 this report was signed on behalf of the Registrant by the authorized person below.

WOODHEAD INDUSTRIES, INC.

Date:    November 23, 2004

BY:    /s/   Robert H. Fisher

Robert H. Fisher
Vice President, Finance and C.F.O.
(Principal Financial Officer)